EXHIBIT 10.12

CONFIDENTIAL TREATMENT REQUESTED

WAFER MANUFACTURING AGREEMENT

Introduction

This Wafer Manufacturing Agreement (this “Agreement”) is entered into by and between California Micro Devices Corporation, a corporation formed under the laws of, and with a place of business and office in, California USA (“CAMD”), and Advanced Semiconductor Manufacturing Corporation of Shanghai, a corporation formed under the laws of, and with an office and place of business in, the Peoples Republic of China (“ASMC”), effective upon the later of the dates (the “Effective Date”) it is signed by a representative of each party under Authorized Signatures below.

Background

A.    CAMD markets and sells worldwide semiconductors which it designs and makes in Milpitas California and Tempe Arizona using proprietary processes.

B.    ASMC manufactures semiconductors for third parties with its plants located in Shanghai, China.

C.    CAMD desires to have a third party with a lower cost structure make the semiconductors CAMD has designed using processes specified by CAMD.

D.    CAMD has retained ASMC to make certain of its semiconductors and both parties have been pleased with their relationship to date and wish to expand it.

E.    ASMC currently does not have certain know-how needed to make the type of semiconductors CAMD has designed but, if trained in such know-how, believes it would be able to make such semiconductors in its facilities. For example, ASMC has never made any semiconductors using Tantulum Nitride.

F.    Worldwide, there is excess capacity to make the type of semiconductors CAMD has designed; ASMC typifies this and currently has excess capacity which CAMD is willing to utilize.

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G.    Historically, semiconductor capacity has been cyclical and CAMD wishes to ensure that when semiconductor capacity gets scarce, ASMC will allocate capacity to CAMD and not raise prices, to which ASMC is willing to commit.

Agreement

Based upon the facts and premises in the Background above, which are hereby conclusively presumed to be true and correct, and the mutual promises below, CAMD and ASMC hereby agree as follows:

1.	Capacity, Forecasts, and Orders

a.	Long-Term Capacity

Every December and June, officers of ASMC and CAMD will schedule a meeting to discuss, in the case of ASMC, its current allocated and unallocated capacity and its forecast for such capacity for the next ** months and, in the case of CAMD, its current development plans and demand forecasts for the next ** months. The parties will work together so that CAMD treats ASMC as a preferred third party manufacturer and ASMC treats CAMD as a preferred customer. In these regards, ASMC agrees that if at any time its unallocated capacity on its **” or **” lines is expected to become less than ** percent (**%) during the next ** months, then ASMC will so notify CAMD and allow CAMD priority to utilize such capacity. If at the end of a calendar year, CAMD has ordered less than it had forecast and ASMC has purchased excess raw wafers in anticipation after consultation with CAMD, then CAMD will, upon request of ASMC, purchase such raw wafers from ASMC. Notwithstanding the foregoing, ASMC shall reserve capacity for CAMD which is adequate to cover future orders being at the same level as orders during the prior twelve months (or during the term of this Agreement, if shorter) excluding from such calculation the first three months of this Agreement while orders are ramping up.

b.	Short-Term Forecasts

In the ** week of each month, CAMD will supply ASMC with a non-binding forecast with a +/-**% variation of its demand for wafer starts during the following six months. ASMC will respond within the following five (5) business days as to whether it has the capacity to meet such forecast. If ASMC responds that it has adequate capacity, then it will reserve such capacity for CAMD. It is expected that ASMC will have adequate capacity unless both (1) ASMC has notified CAMD that it has less than ** percent (**%) unallocated capacity and (2) CAMD increases its short-term forecast more than **% over both (a) its prior purchase order and (b) long-term forecast.

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c.	Orders

Once CAMD has received ASMC’s response, CAMD will place a purchase order for wafer starts covering that portion of the next ** weeks which was not covered by prior CAMD purchase orders. ASMC shall accept each CAMD order which is consistent with the forecast to the extent ASMC had responded that it had adequate capacity.

All purchase orders issued by CAMD shall reference this Agreement. The terms and conditions of this Agreement shall exclusively govern the purchase and supply of wafers hereunder and shall override any conflicting, amending and/or additional terms contained in any pricing agreement, CAMD purchase order, CAMD acceptance documents or ASMC’s acknowledgement documents. No variation or addition to the terms and conditions contained in this Agreement shall be binding unless agreed in writing between the authorised representatives of the parties.

CAMD’s purchase order shall contain the CAMD product code, ASMC product code if different, quantity of wafers required, requested start dates for such wafers, wafer unit costs, a statement as to whether unprobed or probed wafers are required and other purchase requirements.

d.	Cycle Time

ASMC will report weekly to CAMD on the wafer starts during the prior week. If ASMC is more than ** business days late in starting any wafer, then ASMC will immediately notify CAMD who may elect to cancel or reschedule the order. ASMC’s wafer fabrication cycle time will not exceed more than ** working days per photomask layer, plus one day for wafer start and one day for wafer delivery from the fab to the warehouse. Thus, if a CAMD product has four photomask layers, then the guaranteed fab cycle time will be no more than ** days. If the cycle time takes longer, then ASMC will notify CAMD who may put the order on hold if it chooses.

e.	Terms and Conditions

The terms and conditions specified in this Agreement shall govern each order and acceptance. Any pre-printed terms and conditions shall be ignored. Only those terms on the front of a purchase or sales order governing matters such as quantity, price, wafer start date, and packing and shipping instructions shall be binding on the parties. As provided in Section 7, the parties expressly agree to be bound by the UN Convention on Contracts for the International Sale of Goods. In the event that CAMD requests from ASMC a non ASMC standard packing method, then CAMD must document those requirements to ASMC. ASMC will attempt to accommodate CAMD’s special requirements and may adjust price to reflect the additional cost of such requirements.

f.	Lot size

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CAMD shall use commercially reasonable efforts to make orders for a minimum of 24 wafers per lot for **” or **” wafers. ASMC reserves the right to levy additional charges if wafer lot sizes are less than 24 wafers for **” or **” wafers in which case ASMC would propose such additional charges in its order acknowledgement/acceptance for CAMD to accept or reject. CAMD may start up to two lots a week of **” wafers with lot size of 24 wafers without any surcharge. Any additional weekly lots of **” wafers of less than 49 wafers will incur a surcharge of 30%.

2.	Pricing

a.	Price Determination.

The prices for those products currently manufactured by ASMC are shown on Exhibit A. ASMC and CAMD agree that these prices shall be fixed until December 31, 2002, except as provided in Sections 2c and 2e below, unless the parties otherwise agree. Thereafter, it is anticipated that prices will be set during December and fixed for the following year pursuant to Section 2d. All prices and payments and charges will be in US dollars. All prices include all taxes, export duties, and other charges imposed by the People’s Republic of China (“PRC”) and any local governments in the PRC but exclude all taxes, import duties, and other charges imposed by the United States of America (“USA”) and any local governments in the USA.

b.	Future Products.

Whenever CAMD wishes ASMC to manufacture a new product with a new process technology the parties shall agree upon the pricing for such product and how long such price shall be fixed. Pricing for new products made with the existing process technologies will be determined per Exhibit A based upon the wafer cost and the number of layers; however, the parties will agree on an expected yield of die per wafer for such new product. The expected yield will be based upon commonly used criteria in the semiconductor industry such as die size and defect levels.

c.	Price a Function of Yield.

Unless otherwise agreed by the parties, pricing will be based upon the net die per wafer yield resulting from the use of CAMD specified test procedures. As described above in Section 2b, the initial die per wafer expected will be based upon the commonly used criteria in the semiconductor industry such as die size and defect levels. CAMD, as needed, will work with ASMC to assist in obtaining the desired yields. The final die per wafer yield will be established after three (3) months of manufacturing experience and Exhibit A will be amended accordingly. Thereafter, within two weeks after each calendar quarter, the parties will determine whether ASMC has equaled or exceeded this yield, in which case ASMC will be eligible for a yield

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improvement bonus under Section 2e below, or whether ASMC has fallen short, in which case CAMD shall receive the following credit. For each semiconductor product, the credit shall equal the product of the price shown on Exhibit A times the number of wafers for that product purchased during the prior calendar quarter times the ratio of the actual die per wafer yield to the expected die per wafer yield shown on Exhibit A.

d.	Price Adjustments.

In the Section 2a pricing meetings the parties shall agree whether to adjust the price upward or downwards. For a given process, it is anticipated that the wafer price will decline over time consistent with overall industry trends.

It is anticipated that the parties will agree upon prices that yield reasonable profit to ASMC and yet result in as low a price as possible to CAMD so that CAMD and its products are competitive in the market which will result in more demand for CAMD and ASMC. ASMC shall share cost information with CAMD on each CAMD product. If the parties cannot agree on prices, then the current prices shall remain in effect for another ** months or else the parties will attempt to retain a mediator to assist them to reach agreement.

e.	Yield Improvement Bonus.

The parties agree to work together to improve yield. ASMC will provide product and process engineering support and CAMD will assist as requested. The benefits from any improvement in yield will be divided equally among the parties. During the last week of every July and January, the parties shall evaluate whether there should be a yield improvement bonus payable to ASMC based upon yield improvements during the six months then ended. In these regards, as further described in Exhibit B, CAMD would pay ASMC a bonus so that the parties will have split equally any benefit accruing during such six months from an actual yield that was higher than the expected yield.

f.	Engineering / Pilot / Qualification Lot Fee

The lot size of Engineering / Pilot / Qualification lot shall no less than 12 wafers per lot and ASMC will impose a 50% surcharge on the production wafer price. ASMC will offer one mask split change without additional charge.

g.	Hot Lot Service Fee

If a CAMD order requires cycle time acceleration, then ASMC may impose an expediting surcharge of up to fifty percent (50%). ASMC would ASMC would propose any such surcharges in its order acknowledgement/acceptance for CAMD to accept or reject.

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3.	Testing, Shipping, and Acceptance

a.	Testing by ASMC.

ASMC will inspect and test all wafers prior to their shipment to CAMD. If more than two-thirds of the wafers in any lot fail the test, then ASMC will reject the entire lot and inform CAMD and await instructions for disposition. The test will be a test of the electrical parameters by determining whether three out of five PCM sites on the wafer pass the specifications set by CAMD and if visual defects will make wafers not yield as specified. If more than 50% of the wafers in any lot fail and CAMD provides a compelling reason, then ASMC will reject the entire lot.

b.	Shipping.

Once wafers have passed the Section 3a tests, then ASMC will notify CAMD. CAMD will then pay ASMC in US dollars by wire transfer within thirty (30) days to an account specified by ASMC. CAMD shall bear any bank charges outside of the PRC. Any late payments shall be subject to finance charges of one and one-half percent (1.5%) per month and ASMC may hold up future shipments until its account is brought current. Within one (1) business day of notifying CAMD, ASMC will ship the wafers to CAMD, in such packing as specified by CAMD, using Federal Express or such other method as specified by CAMD. CAMD will be responsible to insure the shipment. ASMC may make partial shipments but shall request CAMD approval for a partial shipment of less than one-third of the order. The delivery term is FCA Shanghai airport, meaning that CAMD will be responsible for any freight, insurance, and non-ASMC handling charges associated with the shipment of wafers as well as taxes, import duties, and other charges imposed by the USA as provided in Section 2a. All shipments will be accompanied by written documentation showing the test results. ASMC will monitor CAMD’s payment performance and if CAMD’s payment performance is not in accordance to the thirty days (30) condition, then ASMC has the right to change the payment terms to COD.

c.	Acceptance and Warranty

(i)	ASMC Testing

ASMC will manufacture wafers to conform with the CAMD-specified acceptance criteria. Prior to delivery, ASMC shall perform on each lot of wafers manufactured, the tests specified in the acceptance criteria. ASMC will deliver only wafers which meet the acceptance criteria, unless CAMD waives such obligation in writing.

(ii)	Effect of Acceptance Test Failure.

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If ASMC discovers that the wafers do not meet any one of the acceptance criteria, ASMC shall as soon as reasonably possible effect the rectification or replacement of the wafers.

(iii)	CAMD Acceptance

CAMD will have fourteen (14) days after receipt of the shipment from ASMC to notify ASMC of any discrepancies in quantity and mix of wafers received from ASMC. CAMD will have ** months from the delivery date of the wafers to perform acceptance testing on the wafers based on wafer sort. CAMD will have remedies for the wafers, or the die resulting from the wafers being cut and mounted or packaged, being non-conforming for ** from the delivery date of the wafers due to reliability issues.

Warranty Limitations

ASMC shall have no liability and shall not be obliged to accept the return of wafers after the relevant period of two months or one year, as the case may be. In addition, ASMC shall be under no liability for defects in the wafers caused by persons other than ASMC, including, static discharge, abnormal working conditions, accident, wilful damage, abuse, misuse, neglect, improper installation, repair or alteration by persons other than ASMC, improper testing and/or improper storage and/or improper handling or use contrary to any instructions issued by ASMC which are in keeping with generally accepted industry practices. Further, ASMC shall be under no liability for any parts or materials it has not manufactured.

(iv)	Duties as to Defective Wafers

ASMC shall have the discretion to decide whether or not to conduct failure analysis on the wafers returned by CAMD, and if such failure analysis is conducted, ASMC will, at CAMD’s request, provide CAMD with copies of the results of such analysis. If ASMC’s failure analysis determines that the defects are due to causes other than the causes specified in Section 3c(iv) above, then CAMD may at its option elect for either a full credit (or refund if the Agreement has been terminated) for the purchase price paid for such wafers, or ASMC’s replacement of the defective wafers returned to ASMC. If CAMD elects for the replacement of defective wafers, the manufacture of such wafers shall have high priority on ASMC’s production schedule.

(v)	Sole Warranty For Defects

THE FOREGOING STATES ASMC’S ENTIRE LIABILITY, WHETHER IN CONTRACT OR IN TORT FOR DEFECTS IN WAFERS. THE EXPRESS TERMS OF THIS AGREEMENT ARE IN LIEU OF ALL WARRANTIES, CONDITIONS, TERMS, UNDERTAKINGS, AND OBLIGATIONS RELATING TO DEFECTIVE PRODUCTS IMPLIED BY STATUTE, COMMON LAW, CUSTOM, TRADE USAGE, COURSE OF

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DEALING OR OTHERWISE, ALL OF WHICH ARE HEREBY EXPRESSLY EXCLUDED TO THE FULLEST EXTENT PERMITTED BY LAW AND ASMC SPECIFICALLY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

d.	Component Vendors

CAMD shall qualify the supplier of wafers to ASMC and the suppliers of major equipment and chemicals. Thereafter, such suppliers may not be changed without ninety (90) days prior notice so that CAMD may qualify the proposed new supplier.

e.	Production Halts

CAMD may at any time request ASMC to halt the manufacture of wafers still in-process and ASMC shall effect production stoppage. The manufacture of Wafers shall remain on hold pending written directions from CAMD.

If CAMD decides to cancel its order for wafers after ASMC has begun to process the raw wafers, CAMD shall pay to ASMC a cancellation fee based on the formula set out in Exhibit D.

ASMC shall re-start the manufacture of Wafers within a reasonable time after receipt of CAMD’s written request, subject to CAMD’ s agreement to bear all expenses incurred by ASMC in production stoppage and re-start. ASMC will make no commitments of yield, reliability and conformance with the acceptance criteria in respect of Wafers stopped in-process (a) more than one time regardless of the number of days of stoppage, or (b) if the stoppage lasts for more than 30 days.

2.	Know-How Transfer and Intellectual Property.

a.	Know-How Transfer.

CAMD will transfer to ASMC the necessary know-how and information for ASMC to run CAMD’s processes and make CAMD products and the necessary reticles or masks to make CAMD’s products, with responsibility as per Exhibit C. Should ASMC damage a reticle or masks, then ASMC shall replace such reticle or masks at its expense with CAMD’s assistance as required. All such information is agreed to be proprietary to CAMD and shall be treated as Confidential Information regardless of its labeling. Other information of the parties shall be deemed Confidential Information if so labeled if disclosed in writing or, if disclosed orally, is said to be confidential at the time and a follow-up writing describing such information and its confidentiality is provided within thirty (30) days of disclosure ASMC agrees not to use CAMD Confidential Information in connection with making semiconductors for any person

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other than CAMD without CAMD’s express written consent. The parties agree maintain each other’s Confidential Information in confidence using the same degree of care they use for their own confidential information, but in no event less than reasonable care. In these regards, the parties agree not to disclose such Confidential Information except to employees and independent contractors with a need to know who have written agreements requiring them to retain such information in confidence and not to use such information other than for the party’s authorized purpose. The foregoing shall not apply to information which otherwise would be treated as Confidential Information (1) if such information is or becomes publicly available other than through acts of the receiving party, (2) is rightfully disclosed to the receiving party by a third party without restriction on use or disclosure or (3) is previously known by the receiving party and the receiving party so communicates to the disclosing party within thirty (30) days of its receipt of such information. Each party agrees that the other party would be irreparably damaged by the improper disclosure or prohibited use of such party’s Confidential Information and therefore consents to an arbitrator under Section 8g having the authority to enjoin or prohibit each party from making or continuing such improper disclosure or prohibited use.

b.	Intellectual Property

To the extent that the CAMD products or process are covered by patents, copyrights, mask works, or other intellectual property, CAMD grants to ASMC the personal and non-transferable non-exclusive license under such intellectual property to manufacture semiconductors for sale only to CAMD. To the extent that ASMC makes any inventions or comes up with ideas which are improvements to CAMD’s products or processes, ASMC agrees to promptly disclose such inventions and ideas to CAMD and CAMD is hereby granted a non-exclusive license, with right to grant sublicenses, to use such inventions and ideas to design, make, have made, use, and sell semiconductors. CAMD may register any patents, copyrights, mask works, or other intellectual property rights pertaining to CAMD products or processes in the PRC and ASMC shall cooperate as reasonably requested by CAMD and shall not make any such registrations absent the prior written consent of CAMD.

3.	Term and Termination

This Agreement shall have a term commencing on the Effective Date. Beginning on June 30, 2004, this Agreement may be terminated by either party for convenience upon at least eighteen (18) months prior notice. Thus, this Agreement shall have a term of at least four years, unless terminated for cause. This Agreement may be terminated upon notice for cause by ASMC if CAMD is in breach of an obligation to pay for products, other than due to products for which there are bona fide disputes on acceptance, yield, or quality, and such breach has lasted for thirty (30) days after ASMC notified CAMD of such breach. Otherwise, either party may terminate this Agreement for cause upon notice if the other party has breached a material provision of this

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Agreement and not cured such breach within the following ninety (90) days. Any notice of termination for failure to cure a breach must be given within sixty (60) days of the end of the cure period or else a new notice of breach must be given. If this Agreement is terminated other than by CAMD for cause, then CAMD shall be financially responsible for any unused materials purchased by ASMC for the exclusive use in CAMD products if such material was originally purchased in support of CAMD’s demand forecast covering the upcoming three (3) months; provided, however, that ASMC will process such materials into wafers if requested by CAMD as though this Agreement remained in effect.

4.	CAMD Personnel On-Site.

CAMD may have one or more representative on site at ASMC to visit the fab and test facilities and to assist with technology transfer issues; such representative may if he or she wishes witness the testing of the wafers. ASMC will provide to such representative, or to CAMD in California if there is no on-site representative, process and electrical test yield results; current process specifications and conformity to specifications; calibration schedules and logs for equipment; environmental monitor information for air, gases, and water; documentation of operator qualification and training; documentation of tracability through CAMD’s operation; CAMD process verifications information; and CAMD trouble reports.

5.	Choice of Law

This Agreement shall be governed by and construed under the 1980 United Nations Convention on Contracts for the International Sale of Goods (the “Convention”), or, to the extent that the Convention does not settle the rights and obligations of the parties, the laws of Hong Kong, excluding that body of law governing choice of law.

6.	Miscellaneous

a.	Language.

This Agreement has been made in English language and all documents and communications between the Parties hereto shall be in English language.

b.	Survival

All terms and conditions destined to survive the term of this Agreement shall survive.

c.	Entire Agreement

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The terms and conditions contained in this Agreement and its exhibits constitute the entire agreement between the parties with respect of its subject matter and shall supersede any and all prior communications, representations, agreements and/or understandings, either oral or written, between the parties with respect to such subject matter. No agreement or understanding varying or extending the terms and conditions contained in this Agreement and its exhibits shall be binding upon either party hereto unless made in writing and signed by duly authorized representatives of the parties.

d.	Interpretation

If any provision of this Agreement is held invalid, illegal or unenforceable under a given circumstance, such provision will be reformed only to the extent necessary and in such a manner to effect the original intention of the parties under such circumstance; such provision to continue to apply unreformed under other circumstances and all remaining provisions continue unchanged in full force and effect. The headings in this Agreement are inserted for convenience and identification only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any of its provisions. This Agreement shall be construed as though it was prepared by both parties.

e.	Waiver

Any failure by either party to strictly enforce any provision of this Agreement will not operate as a waiver of that provision or any subsequent default or breach of the same or a different kind. Waiver of any breach of any provision of the Agreement must be in writing signed by an officer of the party affected and such waiver shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision.

f.	Notices

Notices under this Agreement must be in writing and will be deemed given when delivered personally, when sent by email or facsimile (with confirmation of receipt), or when sent by international courier service (with fees prepaid and confirmation of receipt requested). Notices will be addressed to the parties at the addresses appearing below under Authorized Signatures, but each party may change the address by written notice in accordance with this Section 8f.

g.	Dispute Resolution

The parties shall exercise all commercially reasonable efforts to settle between themselves in an amicable way any dispute which may arise out of or in connection with this Agreement. Should a dispute nonetheless arise, the parties desire to avoid the burdens and delay

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that often accompany traditional litigation to the maximum extent possible and, therefore, agree that any dispute, controversy or claim concerning or relating to this agreement (a “Dispute”), shall be resolved in the following manner:

(i)	Negotiations.

The parties shall use all reasonable efforts to resolve the Dispute through direct discussions. The senior management of each party commits itself to respond promptly to any such Dispute. Within twenty (20) days of written notice that there is a Dispute, the parties shall meet in Hong Kong or some other location mutually agreeable to the parties or confer by telephone in an effort to reach an amicable settlement and to explore alternative means to resolve the dispute expeditiously (e.g., mediation).

(ii)	Arbitration

If the Dispute, has not been resolved as a result of the procedure in subsection (i) above or otherwise within sixty (60) days of the initial written notice that there is a Dispute (or such additional time to which the parties may agree), the matter shall be resolved by final and binding arbitration in accordance with the rules of the World Intellectual Property Organization. The place of arbitration shall be in Hong Kong, using the facilities of the Hong Kong International Arbitration Centre if possible. There shall be three arbitrators, each of whom shall be neutral, independent and impartial. The language of the arbitration shall be English. Judgment on an arbitral award may be entered by any court of competent jurisdiction, or application may be made to such a court for judicial acceptance of the award and any appropriate order including enforcement. The prevailing party in the arbitration shall be entitled to its costs and reasonable attorneys fees. The award (including legal fees) rendered by the arbitrator(s) shall (a) set forth findings of fact and conclusions of law; (b) be supported by substantial evidence; (c) correctly apply the Convention or Hong Kong law, as the case may be; and (d) provide only the remedies that would otherwise be available pursuant to a judicial proceeding in Hong Kong.

(iii)	Requirements for Award

Within thirty (30) days after the last day of the arbitration proceeding, the arbitrator(s) shall deliver to the parties and their counsel a draft of the proposed award, including proposed written findings of fact and conclusions of law. Within fifteen (15) days following the delivery of such draft, the parties may deliver written comments to the arbitrator(s), a copy of which comments shall be sent to the other parties and their counsel. Within thirty (30) days after the fifteen-day comment period, the arbitrator(s) shall make a final award, including written findings of fact and conclusions of law.

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(iv)	Enforcement of Award

Provided that the arbitration award sets forth findings of fact and conclusions of law, and the arbitrator(s) have complied with the procedures set forth in subsection (iii) above, such award shall be binding and final, except as otherwise provided by Hong Kong law, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof. A FAILURE BY THE ARBITRATORS TO MAKE FINDINGS OF FACT AND CONCLUSIONS OF LAW SHALL BE DEEMED TO RENDER THE AWARD NON-BINDING, AND SHALL BE GROUNDS FOR OVERTURNING THE AWARD. THE PARTIES SPECIFICALLY AGREE THAT IF THE AWARD DOES NOT SET FORTH FINDINGS OF FACT AND CONCLUSIONS OF LAW, OR IF THE ARBITRATOR(S) DO NOT FOLLOW THE PROCEDURES SET FORTH IN SUBSECTION 8g(iii) ABOVE, THE AWARD SHALL BE NON-BINDING.

Either party may petition any court of competent jurisdiction to vacate, confirm or modify any award in respect of intellectual property rights where the arbitrator(s) findings of fact are not supported by substantial evidence or the arbitrator(s)’ conclusions of law are erroneous.

(v)	Obtaining Information

If one or more of the parties desires to obtain information from the other in order to prepare for the arbitration hearing, the parties shall attempt in good faith to agree on a plan for such an exchange as may be strictly necessary yet expeditious (e.g., obtaining documents, and the like). Should the parties fail to reach agreement, any party may request that a joint conference be held in person or by telephone with the arbitrators to explain points of agreement and disagreement. The arbitrators shall thereafter promptly determine the scope of and time allowed for any such information exchange as is permitted by such commercial rules, except that in no event shall a party be prohibited against its desires from the following discovery: five (5) depositions of one (1) day each, of which no more than three (3) may be of employees of the other party; two (2) sets of interrogatories comprising a total of thirty-five (35) questions; two (2) sets of requests for admissions comprising a total of ten (10) requested admissions; and two sets of document requests asking for documents relevant to the Dispute.

(vi)	Continuing Duties

Each party is required to continue to perform its obligations under this Agreement, including without limitation the obligations under Section 4.

(vii)	Terms of Agreement Control

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In the event of any inconsistency or discrepancy between the procedural matters set forth in this Agreement and the above-referenced commercial arbitration rules, the provisions of this Agreement shall control. This Agreement to arbitrate shall be specifically enforceable under the prevailing arbitration law.

(viii)	Court Relief

Notwithstanding any of the foregoing, CAMD may request injunctive and/or equitable relief either from the arbitrator or from a court of competent jurisdiction in order to protect its rights or property, including without limitation for breach of the confidentiality obligations, use restrictions, and scope of license limitations under Section 4.

h.	Assignment

ASMC shall not transfer or assign this Agreement and its rights or obligations under this Agreement, including by merger, without CAMD’s prior written consent. CAMD shall have the right to transfer or assign this Agreement and its rights or obligations under this Agreement to any person or entity acquiring all or substantially all of the assets or stock or CAMD, whether by merger or otherwise. Any attempted assignment in violation of this Section 8h will be void. This Agreement will be binding upon, and inure to the benefit of, the parties and their respective successors and assigns.

i.	Facsimile and Counterpart Signatures

This Agreement may be executed by facsimile and in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

Authorized Signatures

In order to bind the parties to this Manufacturing Agreement, their duly authorized representatives have signed their names below on the dates indicated.

Advanced Semiconductor Manufacturing Corporation Of Shanghai	California Micro Devices Corporation

By	By
Title:	Title:

** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN PORTIONS OF THIS AGREEMENT AND THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

CONFIDENTIAL TREATMENT REQUESTED

Date Executed:	Date Executed:

Address:	Address:

Fax Number:	Fax Number:

Email Address:	Email Address:

** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN PORTIONS OF THIS AGREEMENT AND THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

CONFIDENTIAL TREATMENT REQUESTED

Exhibit A

Pricing

Family	Process	Wafer Size	Expected Die Per Wafer	Wafer Cost	Layers	Comments	Reject DPW
PWR025	**	**	**	$ **	**	**	**
PWR101	**	**	**	$ **	**	**	**
PWR150	**	**	**	$ **	**	**	**
PWR330	**	**	**	$ **	**	**	**
T239	**	**	**	$ **	**	**	**
CSPEMI201	**	**	**	$ **	**	**	**
CSPEMI202	**	**	**	$ **	**	**	**
CSPEMI306	**	**	**	$ **	**	**	**
CSPEMI307	**	**	**	$ **	**	**	**
CSPESD304	**	**	**	$ **	**	**	**
PACDN040	**	**	**	$ **	**	**	**
PACKBME	**	**	**	$ **	**	**	**
SZ1284-02	**	**	**	$ **	**	**	**
SZ1284-04	**	**	**	$ **	**	**	**

Additional Processing:

Backlap & Gold	$ **

Backlap Only	$ **

Notes:

1	CAMD reserves the right to reject any wafer that exhibits die per wafer yields below those listed under the column heading of Reject DPW

2	Wafer cost per layer for ** inch wafer $ **

3	Wafer cost per layer for ** inch wafer $ **

4	Adder for Epi, if required

** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN PORTIONS OF THIS AGREEMENT AND THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

CONFIDENTIAL TREATMENT REQUESTED

Exhibit B

Yield Bonus Calculation Mechanism and Example

1	CAMD will provide ASMC with a bonus payment when the die per wafer yield exceeds, over a six month period the expected die per wafer target

2	This bonus will be paid on specific devices

3	Below if an example of how this bonus will be calculated:

	Product:	CAMDXYZ

	Expected die per wafer:	3,000

	Actual average die per wafer (average over all wafers):	3,500

	Number of wafers delivered by ASMC in the six-month period on specific product:	5,000

	Additional die generated over the six-month period:	2,500,000

	Equivalent number of wafers represented by better yields:	833

	Profit sharing in terms of wafers (50%)	416

	Agreed upon cost per wafer	$**

	Bonus payment	$**

4	Payment to be applied six months after the expected die per wafer is agreed to

** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN PORTIONS OF THIS AGREEMENT AND THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

CONFIDENTIAL TREATMENT REQUESTED

Exhibit C

Process/Product Transfer

Task	New Process	New Product	Responsible
Transfer Process Documentation	X	NA	CAMD
Study Process and Highlight Differences	X	NA	ASMC
Resolve Differences	X	NA	CAMD/ASMC
Document Process Flow	X	NA	ASMC
Select Product vehicle	X	X	CAMD
Transfer Reticle Database	X	X	CAMD
Generate Reticles	X	X	ASMC
Start Lots	X	X	ASMC
Characterize Lots	X	X	CAMD
Reliability Studies	X	NA	CAMD
Turn on Production	X	X	CAMD/ASMC

** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN PORTIONS OF THIS AGREEMENT AND THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

CONFIDENTIAL TREATMENT REQUESTED

Exhibit D

Cancellation Fee

The cancellation fee payable by CAMD upon cancellation of delivery of each wafer in a purchase order pursuant to Section 3e will be calculated as follows:

CF = [(CS divided by TS) x (P—R)] + R +T

where

‘CF’ means the cancellation fee payable by CAMD.

‘CS’ means the number of completed manufacturing steps as at the date of cancellation.

‘TS’ means the total number of manufacturing steps required to produce the wafers had there not been any cancellation.

‘P’ refers to the purchase price of the wafer as set out in the applicable CAMD purchase order as accepted by ASMC.

‘R’ refers to the raw wafer cost incurred by ASMC.

‘T’ refers to any applicable sales, use, excise, or other similar taxes levied on or otherwise payable in connection with the Cancellation Fee. If the cancelled wafers are physically shipped out of China, then the tax adder does not applies.

** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN PORTIONS OF THIS AGREEMENT AND THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.